Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO STEN CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS NOTE IS REGISTERED WITH THE PARENT (AS DEFINED BELOW) PURSUANT TO SECTION 24(B) OF THE SECURITY AGREEMENT (AS DEFINED BELOW).  TRANSFER OF ALL OR ANY PORTION OF THIS NOTE IS PERMITTED SUBJECT TO THE PROVISIONS SET FORTH IN SUCH SECTION 24(B) WHICH REQUIRE, AMONG OTHER THINGS, THAT NO TRANSFER IS EFFECTIVE UNTIL THE TRANSFEREE IS REFLECTED AS SUCH ON THE REGISTRY MAINTAINED WITH THE AGENT PURSUANT TO SUCH SECTION 24(B).

SECURED REVOLVING NOTE

FOR VALUE RECEIVED, each of STEN CORPORATION, a Minnesota corporation (the “Parent”), and the other companies listed on Exhibit A attached hereto (such other companies together with the Parent, each a “Company” and collectively, the “Companies”), hereby, jointly and severally, promises to pay to VALENS U.S. SPV I, LLC (the “Holder”) or its registered assigns or successors in interest, the sum of Five Million Five Hundred Thousand Dollars ($5,500,000.00), or, if different, the aggregate principal amount of all Loans (as defined in the Security Agreement referred to below), together with any accrued and unpaid interest hereon, on November 23, 2009 (the “Maturity Date”) if not sooner indefeasibly paid in full.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement dated as of the date hereof (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”) among the Companies, the Holder, each other Lender and LV Administrative Services, Inc., as administrative and collateral agent for the Lender (the “Agent” together with the Lenders, collectively, the “Creditor Parties”).

The following terms shall apply to this Secured Revolving Note (this “Note”):

ARTICLE I
CONTRACT RATE

1.1

Contract Rate.  Subject to Sections 2.2 and 3.9, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time (the “Prime Rate”), plus eight and one quarter percent (8.25%) (the “Contract Rate”).  The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate.  The Contract Rate shall not at any time be less than fifteen percent (15.00%).  Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on [December] 1, 2007 on the first Business Day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.

1.2

Contract Rate Payments.  The Contract Rate shall be calculated on the last Business Day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Maturity Date and shall be subject to adjustment as set forth herein.

1.3

Rebate.  If within six (6) months of the date of issue of this Note, the Companies prepay in full the Principal Amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Security Agreement or any other Ancillary Agreement (collectively, the “Redemption Amount”) and the Security Agreement has been terminated, upon receipt in full of the Redemption Amount in good funds, the Holder will rebate to the Parent fifty percent (50%) of any fees it received from the Companies on the date of issue of this Note.

ARTICLE II
EVENTS OF DEFAULT AND DEFAULT RELATED PROVISIONS

2.1

Events of Default.  The occurrence of any Event of Default under the Security Agreement shall constitute an event of default (“Event of Default”) hereunder.

2.2

Default Interest.  Following the occurrence and during the continuance of an Event of Default, the Companies shall, jointly and severally, pay additional interest on the outstanding principal balance of this Note in an amount equal to two percent (2%) per month, and all outstanding Obligations, including unpaid interest, shall continue to accrue interest at such  additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

2.3

Default Payment.   Following the occurrence and during the continuance of an Event of Default, the Agent may demand repayment in full of all obligations and liabilities owing by the Companies to the Holder under this Note, the Security Agreement and/or any other Ancillary Agreement and/or may elect, in addition to all rights and remedies of the Agent under the Security Agreement and the other Ancillary Agreements and all obligations and liabilities of each Company under the Security Agreement and the other Ancillary Agreements, to require the Companies, jointly and severally, to make a Default Payment (“Default Payment”).  The Default Payment shall be one hundred thirty percent (130%) of the outstanding principal amount of this Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder, under the Security Agreement or any other Ancillary Agreement.  Subject to the last sentence of Section 18 of the Security Agreement, the Default Payment shall be due and payable immediately on the date that the Agent has demanded payment of the Default Payment pursuant to this Section 2.3.

ARTICLE III
MISCELLANEOUS

3.1

Cumulative Remedies.  The remedies under this Note shall be cumulative.

3.2

Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.3

Notices.  Any notice herein required or permitted to be given shall be given in writing in accordance with the terms of the Security Agreement.

3.4

Amendment Provision.  The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

3.5

Assignability.  This Note shall be binding upon each Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Security Agreement.  No Company may assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

3.6

Cost of Collection.  In case of the occurrence of an Event of Default under this Note, the Companies shall, jointly and severally, pay the Holder the Holder’s reasonable costs of collection, including reasonable attorneys’ fees.

3.7

Governing Law, Jurisdiction and Waiver of Jury Trial.

(a)

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

(b)

EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE, THE SECURITY AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE, THE SECURITY AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS; PROVIDED, THAT, EACH COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT, NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER.  EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE PARENT AT THE ADDRESS SET FORTH IN THE SECURITY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE PARENT’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID

(c)

EACH COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER, AND/OR ANY COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, THE SECURITY AGREEMENT, ANY OTHER ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

3.8

Severability.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

3.9

Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Companies to the Holder and thus refunded to the Companies.

3.10

Security Interest.  The Agent, for the ratable benefit of the Creditor Parties, has been granted a security interest in certain assets of the Companies as more fully described in the Security Agreement and the Ancillary Agreements.

3.11

Construction; Counterparts.  Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.  This Note may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.  Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

3.12

Registered Obligation. This Note shall be registered (and such registration shall thereafter be maintained) as set forth in Section 24(b) of the Security Agreement.  Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Companies of this Note to the new holder or the issuance by the Companies of a new instrument to the new holder or (ii) registration of such holder as an assignee in accordance with Section 24(b) of the Security Agreement.

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IN WITNESS WHEREOF, each Company has caused this Secured Revolving Note to be signed in its name effective as of this 23 day of November 2007.

STEN CORPORATION By:/s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer
WITNESS: /s/ Pa H. Yang
STEN CREDIT CORPORATION By:/s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer
WITNESS: /s/ Pa H. Yang
BTAC PROPERTIES, INC. By:/s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer
WITNESS: /s/ Pa H. Yang
STENCOR, INC. By:/s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer
WITNESS: /s/ Pa H. Yang

EASYDRIVE CARS AND CREDIT CORPORATION By:/s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer
WITNESS: /s/ Pa H. Yang
STEN FINANCIAL CORPORATION By:/s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer
WITNESS: /s/ Pa H. Yang
ALLIANCE ADVANCE, INC. By:/s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer
WITNESS: /s/ Pa H. Yang
BURGER TIME ACQUISITION CORPORATION By:/s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer
WITNESS: /s/ Pa H. Yang

STEN ACQUISITION CORPORATION By:/s/ Kenneth W. Brimmer Name: Kenneth W. Brimmer Title: Chief Executive Officer
WITNESS: /s/ Pa H. Yang

EXHIBIT A

OTHER COMPANIES

Stencor, Inc.

STEN Financial Corporation

BTAC Properties, Inc.

STEN Credit Corporation

EasyDrive Cars and Credit Corporation

Alliance Advance, Inc.